Exhibit 99.1

Contacts:

Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Record Fourth-Quarter and Full-Year Financial Results

BEDFORD, Mass., Feb. 8, 2012 – iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2011.

•

Revenue for the fourth quarter of 2011 increased 15 percent to $130.8 million, compared with $114.0 million for the same quarter one year ago. Revenue for the full year 2011 increased 16 percent to $465.5 million from $401.0 million for the full year 2010.

•

Net income in the fourth quarter of 2011 was $10.6 million, compared with $7.0 million in the fourth quarter of 2010. Net income for the full year 2011 was $40.2 million, compared with $25.5 million for the same period in 2010.

•

Quarterly earnings per share were $0.38, compared with $0.26 in the fourth quarter last year. Full-year earnings per share were $1.44, compared with $0.96 last year. The full-year results include the impact of a $3.5 million, or $0.12 per share, tax benefit in Q3 2011 and a $2.3 million, or $0.08 per share, tax benefit in Q3 2010. Excluding the impact of these tax benefits, earnings per share for the full year 2011 would have been $1.32, compared with $0.88 for the full year 2010.

•

Adjusted EBITDA for the fourth quarter of 2011 was $21.3 million, or 16 percent of revenue, compared with $11.7 million, or 10 percent of revenue, in the fourth quarter of 2010. Adjusted EBITDA for the full year 2011 was $73.0 million, compared with $49.3 million for the same period a year ago.

•	Raising Adjusted EBITDA margin target to high-teens by 2014.

“Our record financial results in 2011 were exceptional on all fronts, driven by especially strong performance in our Home Robots division. Revenue increased 16 percent to $465 million for the full year, while Adjusted EBITDA increased nearly 50 percent to $73 million or 16 percent of revenue,” said Colin Angle, chairman and chief executive officer of iRobot. “EPS of $1.44 for the year was up 50 percent from 2010.

“As we look at 2012, we feel very good about the growth opportunity for our home robot business in 2012 and beyond. However, we expect a decline in top and bottom line in our G&I division this year due to our current limited visibility in our defense business. We anticipate continued demand from the warfighters and support from military leadership for our products will drive higher revenue in the second half of 2012.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 — 781.430.3000 — Fax 781.430.3001 — www.irobot.com

“To capitalize on our growing home robot business, intermediate and longer term opportunities in the defense business and exciting emerging opportunities, we will continue to make investments in marketing and iR&D that extend our leadership position.

“Given the underlying strength of our business model, I am confident that we will achieve our updated 3-year targets of:

•	Mid-to-high-teen revenue CAGR

•	High-teen Adjusted EBITDA margin and

•	High single digit OCF margin.”

Business Highlights

•	Surpassed each of our 3 key long-term financial goals, including achievement of mid-teen Adjusted EBITDA margin target, a year ahead of schedule.

•

Strong demand in overseas markets drove a 21 percent year-over-year increase in full-year home robot revenue. International home robot revenue of $196 million comprised 70 percent of total home robot 2011 revenue.

•	Government & industrial robot revenue grew 9 percent in 2011, driven by shipments of Small Unmanned Ground Vehicles and spares.

•	In 2011, operating cash flow was $55.7 million, compared with $49.2 million in 2010. As a result of improved net income, our year-end cash and investment position was $184 million.

Financial Expectations

Management provides the following expectations with respect to the year ending December 29, 2012 and first quarter ending March 31, 2012.

Fiscal Year 2012:

Revenue	$465 - $485 million
Earnings Per Share	$0.75 - $0.95
Adjusted EBITDA	$56 - $63 million

Q1 2012:

Revenue	$90 - $100 million
Earnings Per Share	($0.08) - $0.00
Adjusted EBITDA	$2 - $5 million

Fourth-Quarter and Full-Year Conference Call

iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the fourth fiscal quarter and full year 2011, business outlook, and outlook for 2012 financial performance. Pertinent details include:

Date:	Thursday, February 9, 2012
Time:	8:30 a.m. ET
Call-In Number:	847-413-3362
Passcode:	31615791

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 — 781.430.3000 — Fax 781.430.3001 — www.irobot.com

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-irhome. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through February 16, and can be accessed by dialing 630-652-3042, passcode 31615791#.

About iRobot Corp.

iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its government and industrial robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance and growth, demand for our robots, longer-term profitability and operating performance, and anticipated revenue, earnings per share and Adjusted EBITDA for the full year ending December 29, 2012 and the first quarter ending March 31, 2012. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, market acceptance of our products, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This release includes Adjusted EBITDA, a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation related activity, restructuring related expense, and non-cash stock compensation. A reconciliation between net income and Adjusted EBITDA are provided in the financial tables at the end of this press release.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 — 781.430.3000 — Fax 781.430.3001 — www.irobot.com

iRobot Corporation

Consolidated Statement of Income

(in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the twelve months ended
	December 31,	January 1,	December 31,	January 1,
	2011	2011	2011	2011
Revenue
Product revenue	$122,425	$103,287	$426,525	$360,394
Contract revenue	8,343	10,708	38,975	40,558

Total	130,768	113,995	465,500	400,952

Cost of Revenue
Product revenue	69,210	62,506	246,905	228,403
Contract revenue	5,473	6,001	26,477	27,117

Total	74,683	68,507	273,382	255,520

Gross Margin	56,085	45,488	192,118	145,432

Operating Expense
Research & development	10,675	8,434	36,498	24,809
Selling & marketing	18,243	19,576	58,544	50,535
General & administrative	12,094	9,925	43,753	36,618

Total	41,012	37,935	138,795	111,962

Operating income	15,073	7,553	53,323	33,470

Other income (expense), net	(40)	136	218	504

Pre-tax income	15,033	7,689	53,541	33,974
Income tax expense	4,395	689	13,350	8,460

Net income	$10,638	$7,000	$40,191	$25,514

Net income per common share:
Basic	$0.39	$0.27	$1.50	$1.00
Diluted	$0.38	$0.26	$1.44	$0.96

Shares used in per common share calculations:
Basic	27,119	25,604	26,712	25,394
Diluted	28,147	26,798	27,924	26,468

Stock-based compensation included in above figures:
Cost of product revenue	$281	$314	$1,197	$1,311
Cost of contract revenue	113	109	478	446
Research & development	262	237	743	725
Selling & marketing	211	276	724	1,161
General & administrative	1,531	1,197	5,642	4,522

Total	$2,398	$2,133	$8,784	$8,165

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 — 781.430.3000 — Fax 781.430.3001 — www.irobot.com

iRobot Corporation

Condensed Consolidated Balance Sheet

(unaudited, in thousands)

	December 31,	January 1,
	2011	2011

Assets

Cash and equivalents	$166,308	$108,383
Short term investments	17,811	13,928
Accounts receivable, net	43,338	34,056
Unbilled revenues	2,362	4,012
Inventory	31,089	27,160
Deferred tax assets	15,344	12,917
Other current assets	7,928	6,137

Total current assets	284,180	206,593
Property, plant and equipment, net	29,029	25,620
Deferred tax assets	6,127	8,338
Other assets	12,877	13,780

Total assets	$332,213	$254,331

Liabilities and stockholders’ equity

Accounts payable	$48,406	$38,689
Accrued expenses	17,188	15,790
Accrued compensation	17,879	17,827
Deferred revenue and customer advances	1,527	3,534

Total current liabilities	85,000	75,840

Long term liabilities	4,255	3,584

Stockholders’ equity	242,958	174,907

Total liabilities and stockholders’ equity	$332,213	$254,331

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 — 781.430.3000 — Fax 781.430.3001 — www.irobot.com

iRobot Corporation

Consolidated Statement of Cash Flows

(unaudited, in thousands)

	For the three months ended		For the twelve months ended
	December 31,	January 1,	December 31,	January 1,
	2011	2011	2011	2011
Cash flows from operating activities:
Net income	$10,638	$7,000	$40,191	$25,514
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,075	1,868	10,312	7,541
Loss on disposal of property and equipment	123	87	599	204
Stock-based compensation	2,398	2,133	8,784	8,165
Deferred income taxes, net	(295)	(1,986)	6,154	(4,998)
Tax benefit of excess stock based compensation deductions	(915)	(1,767)	(6,917)	(2,622)
Non-cash director deferred compensation	36	33	162	132
Changes in operating assets and liabilities — (use) source
Accounts receivable	(1,938)	(6,262)	(9,282)	1,115
Unbilled revenue	5,537	(1,478)	1,650	(2,181)
Inventory	900	6,809	(3,929)	5,246
Other assets	4,729	(3,092)	(1,843)	(2,082)
Accounts payable	7,884	3,012	9,717	8,130
Accrued expenses	1,951	1,810	1,421	1,495
Accrued compensation	2,834	4,710	52	4,302
Deferred revenue	(831)	1,511	(2,007)	(374)
Change in long term liabilities	528	(108)	671	(430)

Net cash provided by operating activities	36,654	14,280	55,735	49,157

Cash flows from investing activities:
Purchase of property and equipment	(2,654)	(5,060)	(13,011)	(12,597)
Purchases of investments	(4,189)	—	(9,189)	(30,461)
Sales of investments	—	2,500	5,000	21,500

Net cash used in investing activities	(6,843)	(2,560)	(17,200)	(21,558)

Cash flows from financing activities:
Proceeds from stock option exercises	4,003	4,293	13,401	6,590
Income tax withholding payment associated with restricted stock vesting	(83)	—	(928)	(284)
Tax benefit of excess stock based compensation deductions	915	1,767	6,917	2,622

Net cash provided by financing activities	4,835	6,060	19,390	8,928

Net increase in cash and cash equivalents	34,646	17,780	57,925	36,527
Cash and cash equivalents, at beginning of period	131,662	90,603	108,383	71,856

Cash and cash equivalents, at end of period	$166,308	$108,383	$166,308	$108,383

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 — 781.430.3000 — Fax 781.430.3001 — www.irobot.com

iRobot Corporation

Supplemental Information

(unaudited)

	For the three months ended		For the twelve months ended
	December 31,	January 1,	December 31,	January 1,
	2011	2011	2011	2011

Revenue: *

Home Robots	$74,435	$69,247	$278,551	$229,348

Domestic	$24,371	$24,841	$82,787	$77,918
International	$50,064	$44,406	$195,764	$151,430

Government & Industrial	$56,333	$44,748	$186,949	$171,604

Domestic	$51,458	$41,779	$170,968	$154,404
International	$4,875	$2,969	$15,981	$17,200

Product	$47,990	$34,040	$147,974	$131,046
Contract	$8,343	$10,708	$38,975	$40,558

Product Life Cycle	$10,974	$11,490	$42,579	$38,101

Gross Margin Percent:
Home Robots	45.8%	42.4%	45.2%	40.0%
Government & Industrial	39.0%	36.0%	35.5%	31.3%
Total Company	42.9%	39.9%	41.3%	36.3%

Units shipped:
Home Robots *	358	380	1,371	1,269
Government & Industrial	273	169	773	871

Average gross selling prices for robot units:
Home Robots	$218	$194	$207	$189
Government & Industrial *	$132	$133	$136	$107

Government & Industrial Funded Product Backlog *	$7,600	$23,869	$7,600	$23,869

Days sales outstanding	32	30	32	30

Days in inventory	41	40	41	40

Headcount	619	657	619	657

*	in thousands

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 — 781.430.3000 — Fax 781.430.3001 — www.irobot.com

iRobot Corporation

Adjusted EBITDA Reconciliation to GAAP

(unaudited, in thousands)

	For the three months ended		For the twelve months ended
	December 31,	January 1,	December 31,	January 1,
	2011	2011	2011	2011

Net income	$10,638	$7,000	$40,191	$25,514

Interest income, net	(212)	(193)	(967)	(765)
Income tax expense	4,395	689	13,350	8,460
Depreciation	2,387	1,741	9,002	7,002
Amortization	688	127	1,310	539

EBITDA	17,896	9,364	62,886	40,750

Stock-based compensation expense	2,398	2,133	8,784	8,165
Merger and acquisition expense	11	73	41	205
Net intellectual property litigation expense	116	110	287	181
Restructuring expense	914	—	1,015	—

Adjusted EBITDA	$21,335	$11,680	$73,013	$49,301

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 — 781.430.3000 — Fax 781.430.3001 — www.irobot.com

iRobot Corporation

Non-GAAP Net Income and Earnings Per Share Reconciliations to GAAP

(in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the twelve months ended
	December 31,	January 1,	December 31,	January 1,
	2011	2011	2011	2011

GAAP net income	$10,638	$7,000	$40,191	$25,514

Less one-time net income tax benefit associated with release of state deferred tax asset valuation allowance	—	—	—	(2,259)

Less one-time net income tax benefit associated with Section 199 deductions and R&D tax credit true-ups	—	—	(3,455)	—

Non-GAAP net income	$10,638	$7,000	$36,736	$23,255

GAAP net income per common share:
Basic	$0.39	$0.27	$1.50	$1.00
Diluted	$0.38	$0.26	$1.44	$0.96

Less one-time net income tax benefit associated with release of state deferred tax asset valuation allowance
Basic	$—	$—	$—	$(0.08)
Diluted	$—	$—	$—	$(0.08)

Less one-time net income tax benefit associated with Section 199 deductions and R&D tax credit true-ups
Basic	$—	$—	$(0.12)	$—
Diluted	$—	$—	$(0.12)	$—

Non-GAAP net income per common share:
Basic	$0.39	$0.27	$1.38	$0.92
Diluted	$0.38	$0.26	$1.32	$0.88

Shares used in Per Common Share Calculations:
Basic	27,119	25,604	26,712	25,394
Diluted	28,147	26,798	27,924	26,468

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 — 781.430.3000 — Fax 781.430.3001 — www.irobot.com